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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS
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We consent to the reference to our firm under the caption "Experts" in the
Registration Statement on Form S-8 pertaining to the 1994 Andrew Corporation Employee Stock Purchase Plan and to the incorporation by reference therein of our reports dated November 11, 1993, with respect to the consolidated financial statements of Andrew Corporation incorporated by reference in its Annual Report Form (10-K) for the year ended September 30, 1993 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.



/s/ Ernst & Young
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Ernst & Young

March 1, 1994